                                                                               .
                                                                               .
                                                                               .

Exhibit 21.1

Baylake Corp

List of Subsidiaries                                              Jurisdiction of Organization
--------------------                                              ----------------------------
Kewaunee County Banc-Shares, Inc.                                 Wisconsin
  Baylake Bank                                                    Wisconsin
    Bank of Sturgeon Bay Building Corp.                           Wisconsin
    Baylake Insurance Agency, Inc.                                Wisconsin
    Baylake Investments, Inc.                                     Nevada
    Cornerstone Financial, Inc.                                   Wisconsin
    Fish Creek English Inn LLC **                                 Wisconsin
    Arborview LLC *                                               Wisconsin
Baylake Capital Trust I                                           Delaware

*     Arborview LLC was organized and capitalized on January 24, 2002.

** Fish Creek English Inn LLC was organized on February 19, 2002 and capitalized on April 9, 2002 and sold on July 1, 2002.


                                       93